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EXHIBIT 21.1

                      CABLE DESIGN TECHNOLOGIES CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

Anglo-American Cables Limited     (Incorporated - United Kingdom)
A.W. Industries Inc.              (Incorporated - Florida)
Cable Design Technologies Inc.    (Incorporated - State of Washington)
CDT Asia Pacific PTE Ltd.         (Incorporated - Singapore)
CDT (Deutschland) GMBH            (Incorporated - Germany)
CDT International Holdings Inc.   (Incorporated - Delaware)
CDT Nordic Holding AB             (Incorporated - Sweden)
Cekan/CDT A/S                     (Incorporated - Denmark)
Dearborn/CDT, Inc.                (Incorporated - Delaware)
HEW-Kabel/CDT GmbH & Co. KG       (German Partnership, 80% ownership)
HEW-Kabel/CDT Verwaltungs GMBH    (Incorporated - Germany, 80% ownership)
HEW Skandinaviska AB              (Incorporated - Sweden, 80% ownership)
Industria Tecnica Cavi S.R.L.     (Incorporated - Italy)
Kabelovna Decin-Podmokly A.S.     (Incorporated - Czech Republic, 94% ownership)
KDP Kabeltechnik Berlin GMBH      (Incorporated - Germany, 94% ownership)
NEK Kabel AB                      (Incorporated - Sweden)
Red Hawk/CDT, Inc.                (Incorporated - Delaware)
NORDX/CDT Australia Pty Limited   (Incorporated - Australia)
NORDX/CDT Asia Limited            (Incorporated - Hong Kong)
NORDX/CDT, Corp.                  (Incorporated - Delaware)
NORDX/CDT do Brasil Ltda          (Incorporated - Brazil)
NORDX/CDT, Limited                (Incorporated - United Kingdom)
NORDX/CDT, Inc.                   (Incorporated - Canada)
NORDX/CDT - IP Corp.              (Incorporated - Delaware)
NorLAN/CDT, Inc.                  (Incorporated - Canada)
Noslo Limited                     (Incorporated - United Kingdom)
Orebro Kabel AB                   (Incorporated - Sweden)
Raydex/CDT Limited                (Incorporated - United Kingdom)
SKL, S.A.S.                       (Incorporated - France, joint venture)
Stronglink/CDT Pty. Ltd.          (Incorporated - Australia, 76% ownership)
Tennecast Company                 (Incorporated - Ohio)
Thermax/CDT, Inc.                 (Incorporated - Delaware)
Wire Group International, Limited (Incorporated - United Kingdom)
X-Mark/CDT Inc.                   (Incorporated - Pennsylvania)